EXHIBIT 21.1

Legal Entities	Jurisdiction
Anaia Global Renewable Energies (Canadá)	Canada
Ardora, S.A. (La Coruña)	Spain
Axastse Solar, S.L. (Vitoria)	Spain (Basque Country)
B2B Energía, S.A. (Vitoria)	Spain (Basque Country)
Denesa Italia, S.R.L.	Italy
Desgasificación de Vertederos, S.A (Madrid)	Spain
Desimpacte de Purines Altorricón S.A. (Huesca)	Spain
Desimpacte de Purines Eresma S.A. (Valladolid)	Spain
Desimpacte de Purins Alcarrás, S.A. (Lleida)	Spain
Desimpacte de Purins Corco, S.A. (Barcelona)	Spain
Desimpacte de Purins Voltrega, S.A. (Barcelona)	Spain
Desimpacto de Purines Turégano, S.A. (Valladolid)	Spain
D-R Acquisition LLC	Texas
D-R Dormant Ltd.	United Kingdom
D-R Holdings (France) S.A.S	France
D-R Holdings (Germany) GmbH	Germany
D-R Holdings (U.K.) Limited	United Kingdom
D-R Holdings Norway AS	Norway
D-R International Sales Inc.	United States of America
D-R Luxembourg Holding 1, S.A.R.L	Luxembourg
D-R Luxembourg Holding 2, S.A.R.L	Luxembourg
D-R Luxembourg Holding 3, S.A.R.L.	Luxembourg
D-R Luxembourg International S.A.R.L.	Luxembourg
D-R Luxembourg Partners 1 S.e.C.S.	Luxembourg
D-R Steam LLC	United States of America
Dresser-Rand (Nigeria) Ltd.	Nigeria
Dresser-Rand (Thailand) Limited	Thailand
Dresser-Rand (U.K.) Limited	United Kingdom
Dresser-Rand Arabia	Saudi Arabia
Dresser-Rand AS	Norway
Dresser-Rand Asia Pacific Sdn. Bhd.	Malaysia
Dresser-Rand B.V.	Netherlands
Dresser-Rand Canada, Inc.	Canada
Dresser-Rand Colombia S.A.S.	Colombia
Dresser-Rand Comercio e Industria Ltda.	Brazil
Dresser-Rand Company	United States of America
Dresser-Rand Company Ltd.	United Kingdom
Dresser-Rand Czech, spol. s.r.o	Czech Republic
Dresser-Rand de Mexico S.A. de C.V.	Mexico
Dresser-Rand de Venezuela, S.A.	Venezuela
Dresser-Rand do Brasil, Ltda.	Brazil
Dresser-Rand Engineered Equipment (Shanghai) Ltd.	China
Dresser-Rand Global Services, Inc.	United States of America

Dresser-Rand GmbH	Germany
Dresser-Rand Holding (Delaware) LLC	United States of America
Dresser-Rand Holding (Luxembourg) Inc.	United States of America
Dresser-Rand Holding (Luxembourg) LLC	United States of America
Dresser-Rand Holdings Spain S.L.U. (Vitoria)	Spain (Basque Country)
Dresser-Rand Iberica S.L. (Madrid)	Spain
Dresser-Rand India Private Limited	India
Dresser-Rand International B.V.	Netherlands
Dresser-Rand International Inc.	United States of America
Dresser-Rand Italia S.r.l	Italy
Dresser-Rand Japan Ltd.	Japan
Dresser-Rand Korea, Ltd.	Korea
Dresser-Rand LLC	United States of America
Dresser-Rand Machinery Repair Belgie N.V.	Belgium
Dresser-Rand Nadrowski GmbH	Germany
Dresser-Rand Overseas Sales Company Limited	United States of America
Dresser-Rand Power LLC	United States of America
Dresser-Rand Property (Pty) Ltd.	South Africa
Dresser-Rand S.A.	France
Dresser-Rand Sales Company S.A.	Switzerland
Dresser-Rand Service Centre (Pty) Ltd.	South Africa
Dresser-Rand Services B.V.	Netherlands
Dresser-Rand Services, LLC	United States of America
Dresser-Rand Services, S. de R.L. de C.V.	Mexico
Dresser-Rand Services, S.a.r.l	Switzerland
Dresser-Rand Southern Africa (Pty) Ltd.	South Africa
Dresser-Rand Trinidad & Tobago Limited	Trinidad & Tobago
Elkargi, S.L.	Spain (Basque Country)
Empresa de Reciclajes de Residuos Ambientales, S.A. (Vitoria)	Spain (Basque Country)
Empresa Nacional Maquinas Eléctricas, S.A.(Caracas)	Venezuela
Energía Natural de Mora, S.L. (Tarragona)	Spain
Engines Rental, S.A. (Montevideo)	Uruguay
Engines Rental, S.L. (Zumaia)	Spain (Basque Country)
Enviroil Castilla-León, S.A. (Valladolid)	Spain
Enviroil Italia, S.r.l. (Italia)	Italy
Enviroil Vasca, S.A. (Vitoria)	Spain (Basque Country)
Explotaciones y Mantenimientos Integrales, S.L. (Vizcaya)	Spain (Basque Country)
Galicia Reciclado de Neumáticos, S.A. (A Coruña)	Spain
GATE SOLAR 32, S.L.	Spain (Basque Country)
Gate Solar Gestión, S.L. (Vitoria)	Spain (Basque Country)
Gate Solar, S.L. (Vitoria)	Spain (Basque Country)
GLABRATE, S.L.U	Spain (Basque Country)
Grupo Guascor, S.L. (Vitoria)	Spain (Basque Country)
Guascor Argentina, S.A. (Argentina)	Argentina
Guascor Bionergía, S.L. (Vitoria)	Spain (Basque Country)
Guascor Borja AIE	Spain (Basque Country)

Guascor do Brasil Ltda. (Brazil)	Brazil
Guascor Empreendimentos Energéticos, Ltda. (Brazil)	Brazil
Guascor Explotaciones Energéticas, S.A. (Vitoria)	Spain (Basque Country)
Guascor INC (USA)	USA
Guascor Ingenieria S.A. (Vitoria)	Spain (Basque Country)
Guascor Isolux AIE	Spain (Basque Country)
Guascor Italia, S.P.A. (Italia)	Italy
Guascor Maroc, S.A. (Morroco)	Morroco
Guascor México (México)	Mexico
Guascor Power I+D, S.A. (Vitoria)	Spain (Basque Country)
Guascor Power, S.A. (Zumaia)	Spain (Basque Country)
Guascor Promotora Solar, S.A. (Vitoria)	Spain (Basque Country)
Guascor Proyectos, S.A. (Madrid)	Spain
Guascor Servicios, S.A. (Madrid)	Spain
Guascor Serviços Ltda. (Brazil)	Brazil
Guascor Solar Corporation, S.A. (Vitoria)	Spain (Basque Country)
Guascor Solar do Brasil (Brazil)	Brazil
Guascor Solar Operation and Mantenimiento, S.L.(Vitoria)	Spain (Basque Country)
Guascor Solar S.A. (Vitoria)	Spain (Basque Country)
Guascor Venezuela	Venezuela
Guascor Wind do Brasil, Ltda. (Brazil)	Brazil
Guascor Wind, S.L. (Vitoria)	Spain (Basque Country)
Huerta Solar 2007, S.L.	Spain (Basque Country)
Hydrophytic, S.L. (Vitoria)	Spain (Basque Country)
Jaguarí Energética, S.A. (Brazil)	Brazil
Microenergía 21, S.A. (Gipuzkoa)	Spain (Basque Country)
Microenergia Vasca, S.A. (Vitoria)	Spain (Basque Country)
Minuano Participações Eólicas Ltda.	Brazil
Montilla AIE	Spain
OFFICINE SOLARI AQUILA	Italy, Gela
OFFICINE SOLARI KAGGIO	Italy, Gela
PT Dresser-Rand Services Indonesia	Indonesia
SOCIEDAD ENERGÉTICA DEL CARIBE (República Dominicana)	Dominican Republic
Tusso Energía, S.L. (Sevilla)	Spain